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                          ERP OPERATING LIMITED PARTNERSHIP
                         (an Illinois limited partnership)

                  $100,000,000 6.15% Notes due September 15, 2000

                                  TERMS AGREEMENT


                                                     Dated:  September 23, 1998

To:  ERP Operating Limited Partnership
     c/o Equity Residential Properties Trust
     Two North Riverside Plaza
     Chicago, Illinois 60606



Ladies and Gentlemen:

     We understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $100,000,000 aggregate principal amount of 6.15% Notes due September 15, 2000 (the "Notes") (such Notes being hereinafter also referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, J.P. Morgan Securities Inc. (the "Underwriter") agrees to purchase the Underwritten Securities at 99.594% of the principal amount thereof.


     The Underwritten Securities shall have the following terms (capitalized terms used but not defined herein shall have the meanings given to them in the attached Purchase Agreement):


 TITLE:                       6.15% Notes due September 15, 2000

 PRINCIPAL AMOUNT TO BE
 ISSUED:                      $100,000,000

 CURRENT RATINGS:             A3 by Moody's Investors Services, Inc.
                              BBB+ by Standard & Poor's Ratings Services

 FORM:                        Registered book-entry form

 INITIAL PRICE TO PUBLIC:     At varying prices related to the prevailing
                              market prices at the time of the sale

 PURCHASE PRICE:              99.594% of the principal amount of the
                              Underwritten Securities

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 SETTLEMENT DATE, TIME AND    September 28, 1998, at 9:00 a.m. New York City
 PLACE: time at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1600, Chicago, Illinois 60606 for the delivery of documents; delivery of funds on September 28, 1998 in accordance with DTC procedures for the Underwritten Securities

 STATED MATURITY DATE:        September 15, 2000

 INTEREST RATE:               6.15%

 INTEREST PAYMENT DATES:      Interest on the Notes will be payable semi-
                              annually in arrears, on March 15 and September 15 of each year, beginning March 15, 1999.

 REDEMPTION:                  The Notes may not be redeemed by ERP prior to
                              their stated maturity date of September 15, 2000.

 OTHER: The Notes are not repayable at the option of any holder prior to their stated maturity date of September 15, 2000.


     All the provisions contained in the document attached as ANNEX A hereto entitled "ERP Operating Limited Partnership--Debt Securities--Purchase Agreement" (the "Purchase Agreement"), dated September 23, 1998 are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Defined terms used herein have the same meaning as defined in the Purchase Agreement and the prospectus supplement, dated September 23, 1998 (the "Prospectus Supplement"), to the prospectus dated April 6, 1998 (together with the Prospectus Supplement, the "Prospectus").


                                       - 2 -

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 Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us no later than 6:00 p.m. (New York City time) on September 23, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                           Very truly yours


                                          J.P. MORGAN SECURITIES INC.



                                          By:  ____________________________
                                               Name:
                                               Title:




Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
     not individually but as General Partner

     By:  __________________________________
          Name:
          Title: